UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2008 (December 8, 2008)

GREIF, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware, Ohio	43015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 549-6000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations and Section 2 - Financial Information

ITEM 1.01. Entry into a Material Definitive Agreement and ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On December 8, 2008, certain domestic subsidiaries of Greif, Inc. (the “Company”) entered into a $137.7 million receivables financing facility (the “Receivables Facility”) with Bank of America, National Association, as the Agent, Managing Agent, Administrator and Committed Investor, and YC SUSI Trust, an affiliate of Bank of America, National Association (collectively, the “Purchasers”).

Greif Receivables Funding LLC (“Greif Funding”) and Greif Packaging LLC (“Greif Packaging”) entered into the Transfer and Administration Agreement dated as of December 8, 2008 (the “Transfer and Administration Agreement”) with the Purchasers providing for the Receivables Facility.  Greif Funding is a direct subsidiary of Greif Packaging and is included in the Company’s consolidated financial statements. However, because Greif Funding is a separate and distinct legal entity from the Company, the assets of Greif Funding are not available to satisfy the liabilities and obligations of the Company, Greif Packaging or other subsidiaries of the Company, and the liabilities of Greif Funding are not the liabilities or obligations of the Company.

The Transfer and Administration Agreement provides for the ongoing purchase by the Purchasers of receivables from Greif Funding, which Greif Funding has purchased from Greif Packaging as the originator.  Greif Packaging will service and collect those receivables on behalf of Greif Funding.  The maturity date of the Receivables Facility is December 8, 2013, subject to earlier termination of the purchase commitment on December 7, 2009, or such later date to which the purchase commitment may be extended by agreement of the parties.  In addition, Greif Funding can terminate the Receivables Facility at any time upon five days prior written notice. The Company has guaranteed the performance by Greif Funding and Greif Packaging of their respective obligations under the Transfer and Administration Agreement and related agreements, but has not guaranteed the collectability of the receivables.  A significant portion of the proceeds from the Receivables Facility were used to pay the obligations under the pre-existing facility described in Item 1.02 to this Current Report on Form 8-K.  The remaining proceeds will be used to pay certain fees, costs and expenses incurred in connection with the Receivables Facility and for working capital and general corporate purposes.

The Receivables Facility is secured by the certain trade accounts receivables relating to the Industrial Packaging and Paper Packaging business of Greif Packaging in the United States and bears interest at a variable rate based on the commercial paper rate, or alternatively the London InterBank Offered Rate, plus a margin.  Interest is payable on a monthly basis and the principal balance is payable upon termination of the Receivables Facility.

The Transfer and Administration Agreement also contains certain covenants and events of default, including a requirement that the Company and its subsidiaries maintain a certain leverage ratio and a minimum coverage of interest expense.  The leverage ratio generally requires that at the end of any fiscal quarter the Company will not permit the ratio of (a) its total consolidated indebtedness less cash and cash equivalents plus aggregate cash proceeds received from an unrelated third party from a financing pursuant to a permitted receivables transaction to (b) its consolidated net income plus depreciation, depletion and amortization, interest expense (including capitalized interest), income taxes, and minus certain extraordinary gains and non-recurring gains (or plus certain extraordinary losses and non-recurring losses) for the preceding twelve months (“EBITDA”) to be greater than 3.5 to 1. The interest coverage ratio generally requires that at the end of any fiscal quarter the Company will not permit the ratio of (a) its EBITDA to (b) its interest expense (including capitalized interest) for the preceding twelve months to be less than 3 to 1.

The full text of the Transfer and Administration Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 1 - Registrant's Business and Operations

ITEM 1.02. Termination of a Material Definitive Agreement.

The Company, Greif Packaging and Greif Funding were parties to a Receivables Purchase Agreement dated as of October 31, 2003, as amended (the “Existing Agreement”), with Scaldis Capital LLC and Fortis Bank S.A./N.V. (the “Existing Purchasers”).  On December 8, 2008, proceeds from the Receivables Facility were used to repay the obligations outstanding under the Existing Agreement, and the Existing Agreement was terminated as of that date. See Item 1.01, above, for a discussion of the Receivables Facility and the Transfer and Administration Agreement.

The Existing Agreement provided for a $120 million receivables securitization facility for the Company and certain of its U.S. subsidiaries.  That facility was secured by certain of the Company’s and its subsidiaries trade accounts receivable in the United States and interest accrued at a variable rate based on the London InterBank Offered Rate plus a margin or other agreed upon rate.  The Existing Agreement also provided that in the event the Company breaches any of its financial covenants under its existing credit agreement, and the majority of the lenders thereunder consent to a waiver thereof, but the Existing Purchasers failed to consent to any such waiver, then the Company must within 90 days of providing notice of the breach, pay all amounts outstanding under the Existing Agreement.

The Existing Agreement had a maturity date of October 20, 2010, but the parties terminated the Existing Agreement by mutual consent, with the Company paying $118,066,192.68 to discharge all of its outstanding obligations then due and owing.   No material early termination penalty was incurred by the Company or any of its subsidiaries

Section 2 – Financial Information

Item 2.02.	Results of Operations and Financial Condition.

On December 10, 2008, the Company issued a press release (the “Earnings Release”) announcing the financial results for its fourth quarter and fiscal year ended October 31, 2008. The full text of the Earnings Release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The Earnings Release included the following non-GAAP financial measures (the “non-GAAP Measures”): (i) net income before restructuring charges and timberland disposals, net on a consolidated basis; (ii) diluted earnings per Class A share and per Class B share before restructuring charges and timberland disposals, net on a consolidated basis; (iii)  operating profit before restructuring charges and timberland disposals, net on a consolidated basis, (iv) operating profit before restructuring charges with respect to its Industrial Packaging and Paper Packaging segments, and (v) operating profit before restructuring charges and timberland disposals, net with respect to its Timber segment. Net income before restructuring charges and timberland disposals, net on a consolidated basis is equal to GAAP net income plus restructuring charges less timberland disposals, net, net of tax, on a consolidated basis. Diluted earnings per Class A share and per Class B share before restructuring charges and timberland disposals, net on a consolidated basis is equal to GAAP diluted earnings per Class A share and per Class B share plus restructuring charges less timberland disposals, net, net of tax, on a consolidated basis. Operating profit before restructuring charges and timberland disposals, net on a consolidated basis is equal to GAAP operating profit plus restructuring charges less timberland disposals, net on a consolidated basis. Operating profit before restructuring charges with respect to its Industrial Packaging and Paper Packaging segments is equal to that segment’s GAAP operating profit plus that segment’s restructuring charges.  Operating profit before restructuring charges and timberland disposals, net with respect to its Timber segment is equal to that segment’s GAAP operating profit plus that segment’s restructuring charges less timberland disposals, net.

The Company discloses the non-GAAP Measures described in Items (i) through (v), above, because management believes that these non-GAAP Measures are a better indication of the Company’s operational performance than GAAP net income, diluted earnings per Class A share and per Class B share and operating profit since they exclude restructuring charges, which are not representative of ongoing operations, and timberland disposals, net, which are volatile from period to period. These non-GAAP Measures provide a more stable platform on which to compare the historical performance of the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1 99.2
Transfer and Administration Agreement dated as of December 8, 2008, by and among Greif Receivables Funding LLC, Greif Packaging LLC, Bank of America, National Association, as Agent, Managing Agent, Administrator and Committed Investor, and YC SUSI Trust, as Conduit Investor and Uncommitted Investor.

Press release issued by Greif, Inc. on December 10, 2008, announcing the financial results for its fourth quarter and fiscal year ended October 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.

Date: December 12, 2008	By	/s/ Donald S. Huml
Donald S. Huml, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1 99.2
Transfer and Administration Agreement dated as of December 8, 2008, by and among Greif Receivables Funding LLC, Greif Packaging LLC, Bank of America, National Association, as Agent, Managing Agent, Administrator and Committed Investor, and YC SUSI Trust, as Conduit Investor and Uncommitted Investor.

Press release issued by Greif, Inc. on December 10, 2008, announcing the financial results for its fourth quarter and fiscal year ended October 31, 2008.